Exhibit 99.1

MedAmerica Properties Inc. Appoints Patricia Sheridan as Chief Financial Officer

BOCA RATON, FL, September 1, 2017/PRNewswire/ — MedAmerica Properties Inc. (OTC: MAMP) (“MedAmerica” or the “Company”) today announced that Patricia Sheridan was appointed its chief financial officer, effective August 29, 2017.

Ms. Sheridan, 55, has over 33 years of accounting, tax, reorganization and real estate experience. Since 2011, Ms. Sheridan has served as the managing member of PKS Group LLC, a consulting firm providing financial oversight for small to mid-sized privately owned companies, high net worth individuals and family offices. Over the last 12 years, she has worked in various capacities for private real estate development firms from October 2005 to January 2017. Beginning in June 1998 until March 2003, Ms. Sheridan served as the president and managing director of Knickerbocker LLC, a $750 million investment management company. Prior to this position, she served in multiple roles with a NYSE traded company, Beneficial Corporation, from January 1986 through June 1998, most recently as the Director – Corporate Real Estate Properties. She began her accounting career at Arthur Andersen & Company beginning in January 1984 until January 1986. Ms. Sheridan received a Masters in Taxation from Seton Hall University and a Bachelor of Science in Accounting from the College of New Jersey.

Gary O. Marino, the Company’s chairman of the board, commented, “The addition of Patricia’s extensive real estate and accounting expertise rounds out our management team and paves the way to move forward aggressively with our plan to acquire well-located medical office properties.”

About the Company

MedAmerica Properties Inc. is a Delaware corporation pursuing the acquisition and management of well-located medical office buildings with the intention of aggregating multiple properties with strong fundamentals in attractive geographic locations, particularly in the sunbelt states.

Safe Harbor Regarding Forward-Looking Statements

Although we believe that the acquisition and ownership of medical office buildings is fundamentally sound, we cannot assure you that we will be successful in this endeavor or that we can locate, finance and acquire these properties. Some of the statements that we make in this press release, including statements about our confidence in the Company's prospects and strategies, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical information or statements about our current condition. Forward-looking statements can be identified by the use of terms such as "believes," "contemplates," "expects," "may," "will," "could," "should," "would," or "anticipates," other similar phrases, or the negatives of these terms. We have based the forward-looking statements on our current expectations, estimates and projections about us. We caution you that these statements are not guarantees of future performance and involve risks and uncertainties. We have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including our ability to (i) continue to successfully raise capital to fund our operations; (ii) successfully find medical office buildings to acquire; (iii) comply with SEC regulations and filing requirements applicable to us as a public company; and (iv) any of our other plans, objectives, expectations and intentions contained in this release that are not historical facts. You should not place undue reliance on our forward-looking statements, which reflect our analysis only as of the date of this release. The risks and uncertainties listed above and other documents that we file with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and any current reports on Form 8-K, must be carefully considered by any investor or potential investor in the Company. We undertake no obligation to update forward-looking statements, except as required by law.

Gary O. Marino
Chairman of the Board
MedAmerica Properties Inc.
Boca Center, Tower 1
5200 Town Center Cir. Ste. 550
Boca Raton, FL 33486
Phone: (561) 617-8050
Email: gary@medamericaproperties.com